Exhibit (a)(5)(F)

Portola Virtual Colleague Town Hall Thursday, May 7, 2020 Chelsey, living with NMOSD

2 | R A R E I N S P I R A T I O N . C H A N G I N G L I V E S . Additional Information about the Transaction and Where to Find It The tender offer for the outstanding common stock of Portola has not been commenced. This communication does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Portola securities. The solicitation and offer to buy shares of Portola common stock will only be made pursuant to an Offer to Purchase and related m aterials. At the time the tender offer is commenced, Alexion and its acquisition subsidiary will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) and thereafter, Portola will fi le with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors and security holders are urged to read these materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully when they become available since they will contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicita tion/Recommendation Statement and related materials will be filed with the SEC, and investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Alexion and Portola with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Alexion and its acquisition subsidiary file with the SEC will be made available to all investors and security holders of Portola free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Portola under the “Investors and Media” section of Portola’s website at www.portola.com. Cautionary Note Regarding Forward-Looking Statements To the extent that statements contained in this communication are not descriptions of historical facts, they are forward -looking statements reflecting the current beliefs, certain assumptions and current expectations of management and may be identified by words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “st rategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, a number of important factors could cause actua l results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Portola by Alexion may not be completed; the possibility that competing offers or acquisition proposals for Portola will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Portola common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Alexion’s or Portola’s business may experience sign ificant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of Portola’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufactures, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the term ination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the anticipated benefits of Portola’s therapy (Andexxa) not being realized (including expansion of the number of patients using the therapy); the phase 4 study regarding Andexxa does not meet its designated endpoints and/or is not deemed safe and effective by the Food and Drug Administration (“FDA”) or other regulatory agencies (and commercial sales are prohibited or limited); future clinical tr ials of Portola products not proving that the therapies are safe and effective to the level required by regulators; anticipated Andexxa sales targets are not satisfied; Andexxa does not gain acceptance among physicians, payers and patients; potential future competition by other Factor Xa inhibitor reversal agents; decisions of regulatory authorities regarding the adequacy of the research and clinical tests, marketing approval or material limitations on the marketing of Portola products; delays or failure of product candidates or label extension of existing products to obtain regulatory approval; delays or the inability to launch product candidates (including products with label extensions) due to regulatory restrictions; failure to satisfactorily address matters raised by the FDA and other regulatory agencies; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the adequacy of pharmacovigilance and drug safety reportin g processes; and a variety of other risks set forth from time to time in Alexion's or Portola’s filings with the SEC, including but not limited to the risks discussed in Alexion's Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC and the risks discussed in Portola’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC. The risks and uncertainties may be ampl ified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Portola’s and Alexion’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Alexion and Portola disclaim any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

OUR TIME TOGETHER

ALEXION

3 | AGENDA

RARE INSPIRATION. CHANGING LIVES.

WELCOME & OPEN	Scott Garland, CEO, Portola
ABOUT ALEXION	Ludwig Hantson, Ph.D., Chief Executive Officer
STRATEGIC RATIONALE	Aradhana Sarin, M.D., Chief Financial Officer
OUR PORTFOLIO	John Orloff, M.D., Global Head of R&D
COMMERCIAL & OPERATIONS TEAMS	Brian Goff, Chief Commercial & Global Operations Officer
OUR PEOPLE & CULTURE	Anne-Marie Law, Chief Experience Officer
CLOSE & THANK YOU	Scott Garland, and Ludwig Hantson

RARE INSPIRATION.CHANGING LIVES. WHO WE ARE AND WHAT WE STAND FOR: OUR MISSION Transform the lives of people affected by rare and devastating diseases by continuously innovating and creating meaningful value in all that we do. HOW WE SUCCEED: OUR 2020 STRATEGY • • • Conversion Expansion Diversification OUR VALUES OUR PURPOSE-DRIVEN PERFORMANCE By living our purpose we create meaningful value for patients, partners, communities, and each other. SERVE PATIENTS EMPOWER PEOPLE ACT WITH INTEGRITY INNOVATE FOR SOLUTIONS

FOUR TRANSFORMATIVE COMMERCIALIZED MEDICINES ACROSS SIX RARE DISEASES

ALEXION
5 | LEADING IN RARE DISEASE
RARE INSPIRATION. CHANGING LIVES.


VIP ECO

ULTOMIRIS®
(RAVULIZUMAB-CWVZ)
FOR
PNH
aHUS

SOLIRIS®
(ECULIZUMAB)
FOR
PNH
aHUS
gMG
NMOSD

STRENSIQ®
(ASFOTASE ALFA)
FOR
HPP

KANUMA®
(SEBELIPASE ALFA)
FOR
LAL-D

AMBITIONS FOR 2020 & BEYOND

ALEXION

6 | VISION TO 2020 & BEYOND

RARE INSPIRATION. CHANGING LIVES.

Clear Strategy for Value Creation:
LEAD, EXPAND, DIVERSIFY

70% ULTOMIRIS Conversion Ambition*

2025 Ambition: **4x Expansion** of treated U.S. Neurology Patients

10 Launches Planned by end of 2023

Continued investment in Business Development to diversify portfolio

* Two years from launch by geography, by indication

MEANINGFUL PROGRESS THUS FAR IN 2020

7 | LEADING IN RARE DISEASE
RARE INSPIRATION. CHANGING LIVES.


AIRA
LIVING WITH HPP


VICTOR
LIVING WITH
PNH


TRENDY BROTHERS
LIVING WITH LAL-D
203


MONIKA
LIVING WITH gMG

LEAD

- **>67% conversion** in US, Germany & Japan
- High single digit **PNH & aHUS patient volume growth***
- **Positive CHMP opinion** for aHUS in Europe

EXPAND

- Strong **neurology franchise** growth
- **Multiple Phase 3** ULTOMIRIS trials underway or initiating in 2020
- **First Patients Treated** in Phase 3 ALS Program
- **ULTOMIRIS SC program on track** for Q2 top line readout

DIVERSIFY

- **Enrollment Complete** in ALXN1840 Registrational Trial
- Advancing **Factor D platform portfolio**
- **Acquisition of Portola** and growing ANDEXXA opportunity

* Q1 2020 vs Q1 2019

ALEXION'S CURRENT AND EXPANDING CRITICAL CARE INFRASTRUCTURE POISED FOR GROWTH

ALEXION

8 | COMMERCIAL INSIGHT

RARE INSPIRATION. CHANGING LIVES.

Critical Care

2020

Product	Indications
SOLIRIS (eculizumab)	• aHUS • NMOSD
ULTOMIRIS (ravulizumab-cwvz)	• NMOSD
Andexxa	• Reversal of Factor Xa Inhibitor

2023+

Product	Indications
SOLIRIS (eculizumab)	• aHUS • NMOSD
ULTOMIRIS (ravulizumab-cwvz)	• aHUS • NMOSD • CM-TMA • HSCT-TMA • COVID-19*
Andexxa	• Geographic Expansion: EU & Japan • Label Expansion: Other Factor Xa Inhibitors and Urgent Surgery

Chronic

2020

- SOLIRIS (eculizumab): gMG, NMOSD
- ULTOMIRIS (ravulizumab-cwvz): PNH
- Strensiq (asfotase alfa) for injection: HPP
- Kanuma sebelipase alfa intravenous infusion: LAL-D

2023+

- SOLIRIS (eculizumab) / ULTOMIRIS (ravulizumab-cwvz): PNH / gMG / NMOSD, ALS
- Strensiq (asfotase alfa) for injection: HPP
- Kanuma sebelipase alfa intravenous infusion: LAL-D
- **ALXN1840** Wilson Disease
- **AG10 Japan Only** ATTR-CM
- **CAEL-101** AL Amyloidosis

Leveraging Existing Presence In Hospital Setting To Enhance A Growing Critical Care Business

* Adults with COVID-19 who are hospitalized with severe pneumonia or acute respiratory distress syndrome (ARDS)

TRANSFORMED OUR DEVELOPMENT PORTFOLIO: 19+ DEVELOPMENT PROGRAMS PLANNED IN 2020

ALEXION

9 | R&D HIGHLIGHTS

RARE INSPIRATION. CHANGING LIVES.


PHASE 1
PHASE 2
PHASE 3
ULTOMIRIS
ULTOMIRIS SC QW
ULTOMIRIS IV (gMG)
ULTOMIRIS IV (NMOSD)
ULTOMIRIS IV (ALS)
ULTOMIRIS IV (HSCT-TMA)
ULTOMIRIS IV (CM-TMA)
ULTOMIRIS IV (COVID-19)
ULTOMIRIS Renal Basket
ALXN1720
ALXN1720 (Anti-C5 Bi-specific)
ALXN1840
ALXN1840 (WTX101)
ALXN1830
ALXN1830 (WAIHA - FcRn)
ALXN1830 SC (gMG - FcRn)
CAEL-101
CAEL-101[1] (AL Amyloidosis)
AG10
AG10 (ATTR) Japan [2]
ALXN2040
ALXN2040 (PNH with EVH)
ALXN2040 (C3G)
ALXN2050
ALXN2050 (PNH)[2]
ALXN2050 (Renal Basket)
ANDEXXA
ANDEXXA-S (Urgent Surgery)
Pending transaction closure
Hematology
Nephrology
Metabolics
Neurology
Cardiology
Other/TBD
Critical Care Opportunity
NEW

[1]Adults with COVID-19 who are hospitalized with severe pneumonia or acute respiratory distress syndrome (ARDS); [2]Structured as an option to acquire Caelum; [3]Exclusive license to develop and commercialize in Japan; See appendix for further description of each program

STRONG BENEFIT FROM ALEXION'S CRITICAL CARE INFRASTRUCTURE

ALEXION

10 | COMMERCIAL STRATEGY

RARE INSPIRATION. CHANGING LIVES.

Near complete overlap

between Alexion's aHUS & NMOSD critical care call points and ANDEXXA's targets

Andexxa
Coagulation Factor Xa (Recombinant), Inactivated-zhzo


2,100
Target Accounts
+1,200
Additional Targets

Alexion targets could increase potential access points by ~60%[2]

ALEXION

In 2019

>640 hospitals ordered[1]

>4,000 patients treated[1]

Expanding on Alexion's demonstrated success in the critical care setting[2]

- **90%** of aHUS initiations on SOLIRIS/ULTOMIRIS occur in hospital setting
- Growing relationships with neuros who initiate NMOSD patients in hospitals
- **>80%** formulary access achieved for ULTOMIRIS aHUS within 6 months

[1]ANDEXXA 2019 usage figures sourced from Portola's 2020 JPM Conference Presentation; [2]Alexion Internal Estimates

OUR VALUES

ALEXION

11 | EVERY DAY STRENGTHENS OUR IMPACT

RARE INSPIRATION. CHANGING LIVES.

Our culture is rooted in integrity, inclusiveness, and our dedication to joining and supporting the communities in which we live and work.


Serve Patients
Act with Integrity
Empower People
Innovate for Solutions

THE MOST REWARDING COMPANY TO WORK FOR

12 | EVERY DAY STRENGTHENS OUR IMPACT
RARE INSPIRATION. CHANGING LIVES.



We invest in and value people who believe in the importance of our purpose and understand what it takes to deliver on it.

WORLD CLASS LEADERSHIP AND INNOVATION CAPABILITY

Leaders cultivate the climate for innovation and connect us to the experience of those we serve

Alexion delivers world-class innovation to patients and caregivers to help them fully live their best lives

PATIENT & EMPLOYEE EXPERIENCE

By cultivating a deep understanding of the experience of both patients and employees, Alexion creates meaningful and fulfilling work, and a feeling of value, belonging and reward, for all employees

Thank you!